Exhibit 99.1

UDR Prices $200 Million of 3.200% Senior Unsecured Notes Due 2030

DENVER, CO., February 19, 2020 – UDR, Inc. (the “Company”) (NYSE: UDR), announced today that it has priced an offering of $200 million aggregate principal amount of 3.200% senior unsecured notes due 2030. The notes were priced at 105.660% of the principal amount, plus accrued interest from January 15, 2020 to yield 2.534% to maturity.

The notes will be a further issuance of and will be fungible with and will be consolidated and form a single series with the $300 million aggregate principal amount of senior unsecured 3.200% notes due 2030 issued on July 2, 2019 and the $100 million aggregate principal amount of senior unsecured 3.200% notes due 2030 issued on October 11, 2019 (CUSIP No. 90265EAQ3). Upon completion of the offering, the aggregate principal amount of outstanding 2030 notes will be $600 million.

Interest is payable on the notes semiannually on January 15 and July 15 with the first interest payment on the additional notes due July 15, 2020, which is the next regular interest payment date for the existing 2030 notes. The notes will mature on January 15, 2030 unless redeemed prior to that date.

The notes are fully and unconditionally guaranteed by United Dominion Realty, L.P.

The Company expects to use the net proceeds from the sale of the notes to repay indebtedness, to fund potential acquisitions and for other general corporate purposes.

The settlement of the offering is expected to occur on February 28, 2020, subject to the satisfaction of customary closing conditions.

Wells Fargo Securities and Citigroup are the joint book-running managers for the offering. BofA Securities, J.P. Morgan, PNC Capital Markets LLC, Regions Securities LLC, SunTrust Robinson Humphrey, TD Securities, US Bancorp, Morgan Stanley, RBC Capital Markets, BNY Mellon Capital Markets, LLC, MUFG and Ramirez & Co., Inc. are the co-managers for the offering.

This offering is being conducted pursuant to the Company’s currently effective shelf registration statement, which was previously filed with the Securities and Exchange Commission (the “SEC”). You may obtain copies of the pricing supplement, prospectus supplement and prospectus relating to the offering without charge from the SEC at www.sec.gov. Alternatively, copies of these documents may be obtained by contacting (i) Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, Toll-free: 1-800-645-3751, or by emailing wfscustomerservice@wellsfargo.com; or (ii) Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Toll-free: 1-800-831-9146, or by emailing prospectus@citi.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning the availability of capital and the stability of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments and redevelopments, delays in completing lease-ups on schedule or at expected rent and occupancy levels, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures and partnerships with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of December 31, 2019, UDR owned or had an ownership position in 51,294 apartment homes including 878 homes under development. For over 47 years, UDR has delivered long-term value to shareholders, the best standard of service to residents and the highest quality experience for associates.

Contact: UDR, Inc.

Trent Trujillo

ttrujillo@udr.com

720-283-6135